Exhibit 99.1

Synchronoss Technologies Reports Fourth Quarter and Full Year 2022 Results

Income from Operations of $1.3 Million Versus Loss of $19.0 Million in 2021

Net Cash Provided by Operating Activities of $17.4 Million in 2022, a $12.4 Million Improvement from 2021

Eleventh Consecutive Quarter of Double-Digit Cloud Subscriber Growth and Invoiced Cloud Revenue Growth of 9.5% in Q4 Underscore Strength in Core Operations

Management Introduces 2023 Guidance

BRIDGEWATER, NJ - March 7, 2023 - Synchronoss Technologies Inc. (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a global leader and innovator in cloud, messaging, and digital products and platforms, today reported financial results for its fourth quarter and full year ended December 31, 2022.

Fourth Quarter and Recent Operational Highlights
•Announced 14% year-over-year Cloud subscriber growth for the fourth quarter of 2022. The eleventh consecutive quarter of double-digit subscriber growth has been driven by the continued adoption of the Company’s Personal Cloud product by its customers’ subscribers, including Verizon and AT&T.
•Signed a multi-year agreement with one of the largest global operators to deploy the Synchronoss Personal Cloud. The deal extends Synchronoss’ potential reach to tens of millions of subscribers on the operator’s network and is expected to launch in the second half of 2023.
•Unveiled next generation Personal Cloud platform at CES. The updated offering includes new and enhanced features as well as other functionality that leverages artificial intelligence and machine learning to ensure data privacy and security while adding capabilities to share files and optimize photos.
•Announced a multi-million-dollar Email Suite expansion contract with leading APAC telecom operator. Building on a long-standing relationship spanning over 20 years, the Synchronoss Email Suite will now support over 50 million users by offering an array of new features to ensure security, data privacy, and an improved user experience.
•Reached milestone of more than 30 million RCS-based Messaging subscribers in Japan. This growth represents a 62% increase in subscribers since Synchronoss noted the progress of the Japanese consortium’s deployment of its Rich Communications Service (“RCS”) in November 2020.
•Adopted Verizon’s next generation private cloud infrastructure. This consolidation allows for more efficient management of all digital content on the Synchronoss Personal Cloud platform for Verizon customers and also enables Synchronoss to more fully focus on developing new features and functionality, while simultaneously eliminating its investment into hosting petabytes of storage going forward.
•Signed a multi-million-dollar agreement with Consolidated Communications to utilize the newly rebranded ConnectNX platform. ConnectNX, a component of NetworkX, represents the next evolution of the company’s iNOW and Virtual Front Office products and provides a centralized platform to collect and process wholesale orders for broadband connectivity.

Management Commentary

“Our continued focus on growing our core Cloud business resulted in further improvements to profitability and cash flow in the fourth quarter, enabling us to meet our bottom-line targets for the year,” said Jeff Miller, President and CEO of Synchronoss. “Our performance through 2022 has set the stage for us to attain our goal of cash flow positivity in 2023 and to ramp cash growth even further in 2024.”

“Cloud subscribers grew 14% in Q4, and we increased invoiced Cloud revenue by 9.5% in the quarter and more than 8% for the year despite the challenging macroeconomic climate, including a combination of delayed customer decision making and continued foreign exchange impact. In the quarter we also finalized a major agreement with another Tier One global operator, which is forecasted to deliver more than $50 million over the term of the relationship, that we expect to launch in the second half of 2023. The momentum of our Cloud business remains strong, our cash generation capabilities are materializing and growing, and we are continuing to deliver innovative solutions to our global customer base.”

Key Performance Indicators ("KPIs")
•Cloud subscriber growth of 14% continued the Company’s ongoing performance of year-over-year double-digit subscriber growth. Fourth quarter GAAP Cloud revenue decreased 11.7% year-over-year as a result of expected deferred revenue run-off and the sunsetting of a legacy cloud offering.
•Invoiced Cloud revenue increased 9.5% year-over-year to $41.4 million in the fourth quarter. This non-GAAP measure is reconciled within the financial statements below. This KPI is intended to provide greater transparency in the underlying Cloud revenue trends as it is not impacted by changes in deferred and unbilled revenue.
•Quarterly recurring revenue was 81.6% of total revenue, a decrease from 83.7% of total revenue in the third quarter and an increase from 80.0% in the fourth quarter of last year.

GAAP revenue breakdown by product is included below:

	Q4 2022 vs Q4 2021			2022 vs 2021
(in thousands)	Q4 2022 Revenue	% Increase/ (Decrease)	% of Total Revenue	FY 2022 Revenue	% Increase/ (Decrease)	% of Total Revenue
Cloud	$39,795	(11.7)%	64.6%	$163,331	(1.6)%	64.7%
Digital	8,102	(45.9)%	13.1%	40,338	(25.9)%	16.0%
Messaging	13,733	(0.3)%	22.3%	48,959	(18.6)%	19.3%
Total	$61,630		100.0%	$252,628		100.0%

Fourth Quarter 2022 Financial Results:
Results compare 2022 fiscal fourth quarter end (December 31, 2022) to 2021 fiscal fourth quarter end (December 31, 2021) unless otherwise indicated.

•Total revenue decreased 17% to $61.6 million from $73.8 million in the prior year period. The decline in revenue was a result of expected impact from the sale and product sunsetting of the non-strategic DXP and Activation assets earlier in 2022, the expected deferred revenue run-off in the current quarter, unfavorable foreign exchange impact related to current macroeconomic conditions and temporary slowdowns in purchasing activity.
•Gross profit decreased 17% to $32.2 million (52.3% of total revenue) from $38.8 million (52.5% of total revenue) in the prior year period, primarily as a result of the previously mentioned changes in deferred revenue, a Cloud product sunsetting, and the sale of the Company’s DXP and Activation assets previously noted.

•(Loss) income from operations was $(3.5) million compared to income of $4.6 million in 2021. The decrease in operating income was a result of the changes in revenue, slightly offset by greater efficiency of R&D resources and other cost saving initiatives.
•Net loss was $15.9 million, or $(0.18) per share, compared to net loss of $2.1 million, or $(0.02) per share, in the prior year period. The increase in net loss was primarily attributable to the aforementioned revenue decline, change in contingent consideration, and non-cash impact of foreign exchange.
•Adjusted EBITDA (a non-GAAP metric reconciled below) decreased 41% to $10.9 million (17.7% of total revenue) from $18.3 million (24.8% of total revenue) in the prior year period. The decrease in adjusted EBITDA margin was primarily attributable to the change in revenues as previously outlined, partially offset by expense management.
•Cash and cash equivalents were $21.9 million at December 31, 2022, compared to $22.6 million at September 30, 2022 and $31.5 million at December 31, 2021. Free cash flow was $1.4 million and adjusted free cash flow was $4.2 million. The Company did not receive additional tax refunds during the period, leaving its remaining due balance at approximately $28 million, which is expected to be paid out in the coming quarters. Additionally the Company has yet to draw on the accounts receivable securitization agreement it entered into in the second quarter of 2022. Management does not anticipate needing to raise additional capital for the foreseeable future.

Full Year 2022 Financial Results

Results compare 2022 fiscal year end (December 31, 2022) to 2021 fiscal year end (December 31, 2021) unless otherwise indicated.

•Total revenue decreased 10% to $252.6 million from $280.6 million in 2021. The decline in revenue was a result of the dissolution of CCMI in the prior year, expected impact from the sale and product sunsetting of the non-strategic DXP and Activation assets earlier in 2022, the expected deferred revenue run-off in the current quarter, unfavorable foreign exchange impact related to current macroeconomic conditions and temporary slowdowns in purchasing activity. The change in revenue was partially offset by Cloud subscriber growth.
•Gross profit decreased 5% to $131.5 million (52.1% of total revenue) from $139.1 million (49.6% of total revenue) in 2021, primarily attributable to the run-off in deferred revenue previously noted. The increase in gross margin was primarily attributable to increased proportion of revenue from the Company's high-margin Cloud subscriber growth, along with continued, strong subscriber growth and ongoing benefits from cost saving initiatives.
•Income (loss) from operations was $1.3 million compared to $(19.0) million in 2021. The increase in operating income was a result of the favorable shift in revenue mix toward the Company's high-margin Cloud business, reduced SG&A expenses and greater efficiency of R&D resources and other cost saving initiatives.
•Net loss was $(17.5) million, or $(0.20) per share, compared to net loss of $(58.5) million, or $(0.90) per share, in 2021. The significant improvement in net loss was primarily attributable to operational improvements previously noted, which have resulted in a lower operating cost structure which the Company expects to see continue in 2023.
•Adjusted EBITDA (a non-GAAP metric reconciled below) decreased 3% to $48.1 million (19.0% of total revenue) from $49.4 million (17.6% of total revenue) in 2021. The increase in adjusted EBITDA margin was primarily attributable to the increased proportion of revenue from high-margin Cloud subscriber growth and ongoing benefits from cost saving initiatives previously noted. The decrease in adjusted EBITDA was primarily attributable to the change in revenue previously outlined.

Financial Commentary
CFO Lou Ferraro added: “Our fourth quarter free cash flow performance resulted from the combination of prudent cost management efforts and solid Cloud subscriber growth over the past year. We achieved free cash flow of $1.4 million and adjusted free cash flow of $4.2 million, increases of $8.1 million and $10.6 million, respectively, from the prior year period. As noted previously, we are still experiencing macroeconomic conditions that are slowing the pace of customer decision making, which had a moderate impact on our topline results during the period. Additional contributors to financial performance in the quarter came from $5.9 million in revenue recognized in Q4 2021 from the DXP and Activation assets that were sunset and divested in 2022, an expected $3.6 million run-off in Cloud deferred revenue and a $1.2 million unfavorable revenue impact from foreign exchange. Despite these headwinds, the operating improvements made throughout 2022 still resulted in a $20.3 million increase in operating income for the year thanks to a nearly $50 million reduction in costs and expenses.”

2023 Financial Outlook
Based on the continued strong performance within the Company’s core Cloud business as well as improvements in operational expense management, Synchronoss is reiterating its expectation to be cash flow positive, on an unadjusted basis, for 2023. The current expectation is to generate cash flow in the single-digit millions for the full year. Additionally, after factoring in the expiry of certain existing payment obligations as well as other general costs, management expects cash flow generation to significantly improve in 2024.

The Company also expects Cloud subscriber growth to continue at a double-digit rate on a year-over-year basis in 2023.

For the fiscal year ending December 31, 2023, the Company expects GAAP revenue to range between $242.0 million and $255.0 million. The comparable 2022 pro forma GAAP revenue is $240.4 million after adjusting for the deferred revenue run-off and $4.8 million in revenue recognized prior to the sale of the Company’s DXP and Activation assets. The net contribution to GAAP revenue from non-cash deferred revenue is expected to be $7.4 million less in 2023 than it was in 2022, most of which is related to the first half of the year. As a result of these factors, revenue in the first and second quarters of 2023 is expected to decline moderately year-over-year on a GAAP basis. The Company expects to return to total revenue growth on a GAAP basis for the second half of the year and in 2024.

The Company expects adjusted EBITDA to range between $44.0 million and $55.0 million in 2023.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures." With respect to forward looking statements related to adjusted EBITDA, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of forecasted adjusted EBITDA to forecasted GAAP net income (loss) attributable to Synchronoss or to forecasted GAAP income (loss) from operations, before taxes, within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, other income, other expense, (provision) benefit for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, gain (loss) on divestitures, net (loss) income attributable to redeemable noncontrolling interests.

Conference Call
Synchronoss will hold a conference call today, March 7, 2023, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Synchronoss management will host the call, followed by a question-and-answer period.

Registration Link: Click here to register:
https://register.vevent.com/register/BI3f4ffc19659e4cf887d1547d41f4c768.

Please register online at least 10 minutes prior to the start time. Upon registration, the webcast platform will provide dial-in numbers and a unique access code. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay at: https://edge.media-server.com/mmc/p/hh5bafhn and via the Investor Relations section of Synchronoss' website at www.synchronoss.com.

Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP although this non-GAAP financial information is derived from numbers that have been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, adjusted gross profit, adjusted gross margin, adjusted EBITDA, effective tax rate, non-GAAP net income (loss) attributable to Synchronoss, diluted non-GAAP net income (loss) per share, free cash flow, invoiced cloud revenue and adjusted free cash flow (which excludes cash payments and receipts related to non-core business activities). The Company believes that the exclusion of non-routine cash-settled expenses, such as Litigation and Remediation costs (net) and Restructuring costs in the calculation of adjusted free cash flow which do not correlate to the operation of its business, provide for more useful period-to-period comparisons of the Company’s results. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, litigation, remediation and refiling costs and depreciation and amortization, interest income, interest expense, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, and net loss (income) attributable to noncontrolling interests, and preferred dividends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Forward-Looking Statements
This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, including the investigations by the Securities and Exchange Commission and the Department of Justice described in the Company’s most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the

Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Synchronoss
Synchronoss Technologies (Nasdaq: SNCR) builds software that empowers companies around the world to connect with their subscribers in trusted and meaningful ways. The company’s collection of products helps streamline networks, simplify onboarding, and engage subscribers to unleash new revenue streams, reduce costs and increase speed to market. Hundreds of millions of subscribers trust Synchronoss products to stay in sync with the people, services, and content they love. Learn more at www.synchronoss.com.

Media Relations Contact:
Domenick Cilea
Springboard
dcilea@springboardpr.com

Investor Relations Contact:
Matt Glover and Tom Colton
Gateway Group, Inc.
SNCR@gatewayir.com

-Financial Tables to Follow-

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$21,921	$31,504
Accounts receivable, net	47,024	47,586
Operating lease right-of-use assets	20,863	26,399
Goodwill	210,889	224,577
Other assets	97,375	120,668
Total assets	$398,072	$450,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$66,324	$73,013
Deferred revenues	14,183	22,916
Debt, non-current	134,584	133,104
Operating lease liabilities, non-current	29,637	36,095
Other liabilities	4,399	9,778
Preferred stock	68,348	72,505
Redeemable noncontrolling interest	12,500	12,500
Stockholders’ equity	68,097	90,823
Total liabilities and stockholders’ equity	$398,072	$450,734

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021	2020
Net revenues	$61,630	$73,831	$252,628	$280,615	$291,670
Costs and expenses:
Cost of revenues[1]	22,107	26,026	91,702	109,050	121,817
Research and development	13,458	14,375	55,620	64,337	77,043
Selling, general and administrative	21,803	17,201	70,326	84,991	89,292
Restructuring charges	—	2,114	1,905	5,189	7,955
Depreciation and amortization	7,734	9,498	31,753	36,065	43,685
Total costs and expenses	65,102	69,214	251,306	299,632	339,792
(Loss) income from operations	(3,472)	4,617	1,322	(19,017)	(48,122)
Interest income	235	(15)	465	39	1,597
Interest expense	(3,509)	(3,248)	(13,640)	(6,420)	(476)
Gain on divestiture	—	—	2,549	—	—
Other income (expense), net	(6,759)	(1,388)	3,447	(4,877)	9,535
Loss from operations, before taxes	(13,505)	(34)	(5,857)	(30,275)	(37,466)
(Provision) benefit for income taxes	(181)	(169)	(1,859)	7,177	27,108
Net loss	(13,686)	(203)	(7,716)	(23,098)	(10,358)
Net income (loss) attributable to redeemable noncontrolling interests	56	(130)	(200)	156	(344)
Preferred stock dividend	(2,297)	(1,781)	(9,552)	(35,509)	(37,981)
Net loss attributable to Synchronoss	$(15,927)	$(2,114)	$(17,468)	$(58,451)	$(48,683)

Earnings (loss) per share:
Basic	$(0.18)	$(0.02)	$(0.20)	$(0.90)	$(1.16)
Diluted	$(0.18)	$(0.02)	$(0.20)	$(0.90)	$(1.16)
Weighted-average common shares outstanding:
Basic	86,456	85,720	86,232	64,734	41,950
Diluted	86,456	85,720	86,232	64,734	41,950
________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended December 31,
	2022	2021	2020
Net loss from continuing operations	$(7,716)	$(23,098)	$(10,358)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash items	39,919	47,570	55,796
Changes in operating assets and liabilities	(14,844)	(19,527)	(46,002)
Net cash provided by (used in) operating activities	17,359	4,945	(564)

Investing activities:
Purchases of fixed assets	(1,408)	(1,521)	(885)
Purchases of intangible assets and capitalized software	(19,758)	(22,972)	(16,665)
Other investing activities	8,000	550	3,211
Net cash used in investing activities	(13,166)	(23,943)	(14,339)

Net cash (used in) provided by financing activities	(13,276)	16,188	9,991
Effect of exchange rate changes on cash	(500)	643	(418)
Net decrease in cash and cash equivalents	(9,583)	(2,167)	(5,330)

Cash and cash equivalents, beginning of period	31,504	33,671	39,001
Cash and cash equivalents, end of period	$21,921	$31,504	$33,671

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$61,630	$73,831	$252,628	$280,615
Less: Cost of revenues	22,107	26,026	91,702	109,050
Less: Restructuring[1]	—	401	356	574
Less: Depreciation and Amortization[2]	7,317	8,606	29,045	31,894
Gross Profit	32,206	38,798	131,525	139,097

Add / (Less):
Stock-based compensation expense	196	304	788	1,593
Restructuring, transition and cease-use lease expense	58	466	1,452	1,071
Depreciation and Amortization[2]	7,317	8,606	29,045	31,894
Adjusted Gross Profit	$39,777	$48,174	$162,810	$173,655
Adjusted Gross Margin	64.5%	65.2%	64.4%	61.9%
__________________________________________
1 Amounts reflected in cost of revenues.
2     Depreciation and Amortization contains a reasonable allocation for expenses associated with cost of     revenues.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP Net loss attributable to Synchronoss	$(15,927)	$(2,114)	$(17,468)	$(58,451)
Add / (Less):
Stock-based compensation expense	769	1,950	5,461	9,305
Restructuring, transition and cease-use lease expense	324	2,286	4,273	10,242
Amortization expense[1]	2,447	3,042	9,916	12,893
Change in contingent consideration	3,638	—	3,638	—
Litigation, remediation and refiling costs, net	1,892	(30)	1,665	12,828
Non-GAAP Net (loss) income attributable to Synchronoss	$(6,857)	$5,134	$7,485	$(13,183)

Diluted Non-GAAP Net (loss) income per share	$(0.08)	$0.06	$0.09	$(0.20)

Weighted shares outstanding - Dilutive	86,456	85,720	86,232	64,734

___________________________
1 Amortization from acquired intangible assets.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended					Twelve Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Net (loss) income attributable to Synchronoss	$(15,927)	$(1,278)	$5,327	$(5,590)	$(2,114)	$(17,468)	$(58,451)
Add / (Less):
Stock-based compensation expense	769	1,801	964	1,927	1,950	5,461	9,305
Restructuring, transition and cease-use lease expense	324	557	1,381	2,011	2,286	4,273	10,242
Change in contingent consideration	3,638	—	—	—	—	3,638	—
Litigation, remediation and refiling costs, net	1,892	88	(1,292)	977	(30)	1,665	12,828
Depreciation and amortization	7,734	7,726	8,259	8,034	9,498	31,753	36,065
Interest income	(235)	(20)	(118)	(92)	15	(465)	(39)
Interest expense	3,509	3,463	3,343	3,325	3,248	13,640	6,420
Loss (gain) on sale of DXP Business	—	73	(2,622)	—	—	(2,549)	—
Other expense (income), net	6,759	(4,437)	(4,065)	(1,704)	1,388	(3,447)	4,877
Provision (benefit) for income taxes	181	1,115	435	128	169	1,859	(7,177)
Net (income) loss attributable to noncontrolling interests	(56)	66	75	115	130	200	(156)
Preferred dividend[1]	2,297	2,298	2,519	2,438	1,781	9,552	35,509
Adjusted EBITDA (non-GAAP)	$10,885	$11,452	$14,206	$11,569	$18,321	$48,112	$49,423
___________________________
1 Includes $10.4 million preferred stock amortization costs accelerated due to Series A Preferred stock redemption in the second quarter of 2021.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net Cash provided by (used in) operating activities	$6,281	$(606)	$17,359	$4,945
Add / (Less):
Capitalized software	(4,508)	(5,968)	(19,758)	(22,972)
Property and equipment	(387)	(135)	(1,408)	(1,521)
Free Cashflow	1,386	(6,709)	(3,807)	(19,548)
Add: Litigation and remediation costs, net	1,593	(2,203)	4,297	1,842
Add: Restructuring	1,220	2,501	7,110	8,704
Adjusted Free Cashflow	$4,199	$(6,411)	$7,600	$(9,002)

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP Cloud Revenue	$39,795	$45,071	$163,331	$165,982
Increase / (Decrease) Change in Deferred Revenue	999	(3,307)	(6,661)	(17,731)
(Increase) / Decrease: Change in Unbilled Receivables & Contract Assets	583	(3,974)	(4,123)	(7,330)
Invoiced Cloud Revenue	$41,377	$37,790	$152,547	$140,921

Invoiced Cloud Revenue is defined as GAAP revenue for Cloud disaggregated revenue stream, plus the period change in deferred revenue balance related to the Cloud revenue stream, less the period change in Unbilled Receivables and Contract Assets balance related to the Cloud revenue stream.